UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 252-8100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously announced, on December 17, 2022, Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”) and Aquila Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of L3Harris (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of L3Harris. In connection with the Merger Agreement, on February 13, 2023, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”).

As previously disclosed in the Proxy Statement, no lawsuits had been filed by purported Company stockholders and no demand letters had been sent to the Company in connection with the Merger at the time the Proxy Statement was filed with the SEC.

Following the filing of the Proxy Statement with the SEC, six lawsuits were filed in State and Federal courts by purported stockholders of the Company, naming some or all of the Company, members of its board of directors, and L3Harris as defendants. In addition, eight demand letters were received in connection with the Merger. If additional similar lawsuits or demand letters are filed or made, absent new or different allegations that are material, the Company will not necessarily publicly disclose them.

The six lawsuits filed by purported stockholders in State and Federal courts, and the demand letters, generally allege that certain disclosures in the Proxy Statement and/or the Company’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on January 30, 2023, were materially incomplete and misleading in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder. The lawsuit filed in State court alleges claims against the Company, members of its board of directors, and L3Harris for intentional misrepresentation, fraud, and concealment under California law, and for negligent misrepresentation and concealment under California law, on the basis that the Proxy Statement is materially incomplete, deficient, and misleading, as well as a claim for violating California Corporations Code § 25401 through the issuance of the Proxy Statement.

The Company believes that the allegations in the complaints and demand letters are without merit and that no supplemental disclosures are required under applicable laws. However, to moot the unmeritorious disclosure claims, to avoid the risk of the actions described above delaying or adversely affecting the Merger, and to minimize the costs, risks and uncertainties inherent in litigation, without admitting any liability or wrongdoing, the Company has determined to voluntarily make the following supplemental disclosures to the Proxy Statement as described in this Current Report on Form 8-K. Nothing in these supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein.

Supplemental Disclosures

The following supplemental disclosures should be read in conjunction with the Proxy Statement, which in turn should be read in its entirety. To the extent that this information differs from or updates information contained in the Proxy Statement, this information supersedes the information contained in the Proxy Statement. All page references are to pages in the Proxy Statement, and defined terms used but not defined have the meanings set forth in the Proxy Statement.

The third full paragraph on page 29 under the heading “Background of the Merger” is amended and restated as follows:

On August 18, 2022, members of the Company’s senior management, Wachtell Lipton, Citi and Evercore met with Mr. Corcoran in his role as non-executive chair to discuss, among other things, potential strategic alternatives for the Company, which included a further refined set of materials regarding a potential strategic process, including the range of potential counterparties, the trends for mergers and acquisitions in the defense and aerospace industry, the Company’s valuation compared to the Company’s standalone strategic plan and the degree of regulatory risk associated with each potential counterparty. After discussion, Mr. Corcoran expressed his desire that the advisors join members of the Company’s senior management to make the presentation to the Board on August 30. At this meeting, Mr. Corcoran raised the fact that he was on the board of L3Harris but had recused himself entirely from any discussions about the proposed transaction, did not receive confidential information relating to the proposed transaction and did not participate in any discussions on the L3Harris board regarding the Company.

The fifth full paragraph on page 29 under the heading “Background of the Merger” is amended and restated as follows:

On August 30, 2022, the Board held a meeting, which was also attended by members of the Company’s senior management, Wachtell Lipton and, for a portion of the meeting, Citi and Evercore. During the meeting, the Board addressed certain issues relevant to the conduct of the strategic process if one was to be undertaken. These issues included, among other things, reviewing and approving, with input from Wachtell Lipton and without Citi or Evercore present, the terms for updated engagement letters for each of Citi and Evercore as the Company’s financial advisors. Citi and Evercore had served as the Company’s financial advisors for the Lockheed Martin transaction. The Board discussed that Citi and Evercore had certain relationships with certain of the potential counterparties, but did not believe that it would have an impact on either firm with respect to their work for the Company. The Board also determined that it would be useful to have the benefit of multiple advisory perspectives, including in respect of valuation matters, the market generally and other companies potentially interested in a business combination transaction involving the Company. The Board also considered the fact that it is not uncommon for companies and their boards of directors to engage multiple advisory firms in connection with their consideration of a potential significant business combination transaction, and the Board also considered that it could be useful to receive fairness opinions from multiple advisory firms in connection with their consideration of a potential transaction.

The fourth full paragraph on page 31 under the heading “Background of the Merger” is amended and restated as follows:

On October 3, 2022, upon the announcement of L3Harris’s acquisition of Viasat, Inc.’s Tactical Data Links product line, the Company was informed that Citi had represented L3Harris in the transaction. When Citi’s relationship with L3Harris was considered by the Board at its August 30, 2022 meeting (including the fact that the senior deal team members of Citi advising the Company were also involved in the transaction that was subsequently identified to the Company as the Viasat acquisition), the Board did not view Citi’s work for L3Harris as bearing on the strategic process that the Board was considering or ~~that it would~~ otherwise ~~pose~~ posing a material issue for Citi with respect to ~~their~~ its work for the Company.

The fourth full paragraph on page 42 under the heading “Background of the Merger” is amended and restated as follows:

At that time, Mr. Corcoran also recused himself from the meeting in light of his service on the L3Harris board of directors. Because of Mr. Corcoran’s role as non-executive chair and because of the still-early stage of the strategic process, Wachtell Lipton advised that Mr. Corcoran’s agreement to recuse as to any information or Board deliberation relating specifically to L3Harris was sufficient for present purposes, but that more extensive recusal by Mr. Corcoran—including a bar on receipt of any confidential information or involvement in discussions relating to any part of the strategic process—might be required at a later time when it became necessary to consider specific offers from potential counterparties, narrow the participants in the strategic process or to compare the utility of transactions with other counterparties.

The sixth full paragraph on page 33 under the heading “Background of the Merger” is amended and restated as follows:

On November 21, 2022, the Board held a meeting at which members of senior management of Aerojet Rocketdyne, Wachtell Lipton, Citi and Evercore were also present. Given the narrowing of the field of potential counterparties, the fact that L3Harris was still an active potential counterparty and the need to consider potential revised bids in relation to each other, it was determined that Mr. Corcoran should recuse himself from all Board deliberations and not receive any confidential information regarding the strategic process. For that reason, Mr. Corcoran recused himself from the entirety of the meeting, as did Director AA.

The sentence immediately preceding the last sentence of the first full paragraph on page 42 under the heading “The Merger—Opinion of Citigroup Global Markets Inc.—Discounted Cash Flow Analysis” is amended and restated as follows:

The illustrative range of perpetuity growth rates applied was selected by Citi based on its professional judgment and experience and taking into account, among other things, Aerojet Rocketdyne management’s views regarding future growth, as well as long-term growth expectations for the industry and trends in the overall economy generally.

The last full paragraph on page 42 under the heading “The Merger—Opinion of Citigroup Global Markets Inc.—Discounted Cash Flow Analysis” is amended and restated as follows:

In calculating the ranges of implied adjusted firm values for Aerojet Rocketdyne, Citi discounted the projected cash flows and estimated terminal values using discount rates ranging from 9.2% to 10.1%. Citi derived this range of discount rates based on a calculation of the weighted average cost of capital of Aerojet Rocketdyne it performed utilizing the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi’s professional judgment, including target capital structure, after-tax cost of debt, unlevered betas for selected companies, tax rates, the equity market risk premium and yields for U.S. treasury notes. From the range of implied adjusted firm values it derived, Citi subtracted Aerojet Rocketdyne’s reported net debt and other as of September 30, 2022, ranging from approximately negative $95 million to approximately negative $101 million (calculated as debt, plus the tax-effected net present value of net Cost Accounting Standards (‘‘CAS’’) reimbursements and cash pension contributions/other post-employment benefits (‘‘OPEB’’) payments and net cash settlement of stock appreciation rights, less cash, cash equivalents, reported value of real estate assets held for entitlement and leasing and reported tax effected net environmental asset/(liability)), and divided the results by the number of shares of Aerojet Rocketdyne Common Stock outstanding on a fully diluted basis of approximately 82.1 million as of December 15, 2022, calculated using the treasury share method, based on information provided by Aerojet Rocketdyne’s management. The net present value of net CAS reimbursements and cash pension contributions/OPEB payments was calculated by discounting CAS reimbursements and cash pension contributions/OPEB payments reflected in the Projections using, at the direction of Aerojet Rocketdyne’s management, a 5.4% after tax cost of debt and 0% perpetuity growth rate. This analysis indicated the following approximate implied per share equity value reference ranges for Aerojet Rocketdyne (rounded to the nearest $0.25), as compared to the consideration of $58.00 per share:

The first full paragraph on page 43 under the heading “The Merger-Opinion of Citigroup Global Markets Inc.—Present Value of Future Share Price Analysis” is amended and restated as follows:

Citi performed an analysis to derive a range of illustrative present values per share of Aerojet Rocketdyne Common Stock as of December 16, 2022 based on theoretical future prices calculated by Citi for the shares of Aerojet Rocketdyne Common Stock under the Projections. Citi derived a range of theoretical future values per share for the shares of Aerojet Rocketdyne Common Stock as of December 31 of each of 2023, 2024 and 2025. Based on the Projections, Citi derived this range of theoretical future values per share by (i) applying illustrative one year forward adjusted firm value to Adjusted EBITDA (as defined, and as calculated as described, in the section of this proxy statement captioned “The Merger — Certain Aerojet Rocketdyne Unaudited Prospective Financial Information”) multiples of 9.6x to 11.6x to estimates of the Adjusted EBITDA of Aerojet Rocketdyne for each of calendar years 2024, 2025 and 2026, as reflected in the Projections, (ii) adjusting the resulting range of firm values to a range of equity values by subtracting Aerojet Rocketdyne’s estimated net debt and other for each period ending as of December 31 (calculated as estimated debt, plus estimated tax effected unfunded pension/OPEB liability and net cash settlement of stock appreciation rights, less estimated cash, cash equivalents, estimated value of real estate assets held for entitlement and leasing and estimated tax effected net environmental asset/(liability)), and (iii) dividing the resulting range of equity values by the number of shares of Aerojet Rocketdyne Common Stock outstanding on a fully diluted basis, calculated using the treasury share method, based on information provided by Aerojet Rocketdyne’s management. The firm value to Adjusted EBITDA multiples used by Citi were derived based on Citi’s professional judgment and experience and taking into account historical firm value to Adjusted EBITDA multiples of Aerojet Rocketdyne during the period from December 19, 2017 through December 18, 2020, the last full trading day prior to announcement of the proposed merger of Aerojet Rocketdyne with affiliates of Lockheed Martin Corporation, which range of firm value to Adjusted EBITDA multiples represented a selected range around Aerojet Rocketdyne’s average trading multiple for the three-year period ending December 18, 2020, calculated using Wall Street analyst consensus estimates. By applying a discount rate of 9.9%, reflecting a mid-point estimate of Aerojet Rocketdyne’s cost of equity, which discount rate (and estimated cost of equity) Citi determined by application of the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi’s professional judgment, Citi discounted to present value as of December 16, 2022 the theoretical future values per share it derived for Aerojet Rocketdyne, to yield a range of illustrative present values per share of Aerojet Rocketdyne Common Stock. This analysis indicated the following approximate implied per share equity value reference ranges for Aerojet Rocketdyne (rounded to the nearest $0.25), as compared to the consideration of $58.00 per share:

The second sentence of the first full paragraph on page 44 under the heading “The Merger—Opinion of Citigroup Global Markets Inc.—Selected Public Companies Analysis” is amended and restated as follows:

From the range of implied adjusted firm values it derived, Citi subtracted Aerojet Rocketdyne’s reported net debt and other as of September 30, 2022, ranging from approximately $86 million to approximately $97 million (calculated as debt, plus tax effected reported unfunded pension/OPEB liability and net cash settlement of stock appreciation rights, less cash, cash equivalents, reported value of real estate assets held for entitlement and leasing and reported tax effected net environmental asset/(liability)), and divided the results by the number of shares of Aerojet Rocketdyne Common Stock outstanding on a fully diluted basis of approximately 82.1 million as of December 15, 2022, calculated using the treasury share method, based on information provided by Aerojet Rocketdyne’s management.

The second sentence of the first full paragraph on page 45 under the heading “The Merger—Opinion of Citigroup Global Markets Inc.—Selected Transactions Analysis” is amended and restated as follows:

From the range of implied adjusted firm values it derived, Citi subtracted Aerojet Rocketdyne’s reported net debt and other as of September 30, 2022, ranging from approximately $89 million to approximately $98 million (calculated as described above under the section entitled “The Merger—Opinion of Citigroup Markets Inc.—Selected Public Companies Analysis”), and divided the results by the number of shares of Aerojet Rocketdyne Common Stock outstanding on a fully diluted basis of approximately 82.1 million as of December 15, 2022, calculated using the treasury share method, based on information provided by Aerojet Rocketdyne’s management.

The second full bullet on page 46 under the heading “The Merger—Opinion of Citigroup Global Markets Inc.—Other Information” is amended and restated as follows:

•

publicly available Wall Street research analysts’ one-year forward price targets, prepared and published in relation to Aerojet Rocketdyne Common Stock and available as of December 16, 2022, which indicated an overall low to high price target range of $45.00 to $62.00 per share, implying a range of approximately $41.00 to $56.50 per share on a discounted basis (rounded to the nearest $0.25) when discounted one year at a discount rate of 9.9%, reflecting a mid-point estimate of Aerojet Rocketdyne’s cost of equity, which discount rate (and estimated cost of equity) Citi determined by application of the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi’s professional judgment;

The second full paragraph on page 46 under the heading “The Merger—Opinion of Citigroup Global Markets Inc.—Miscellaneous” is amended and restated as follows:

As Aerojet Rocketdyne’s board of directors was aware, Citi and its affiliates in the past have provided and currently are providing certain services to L3Harris unrelated to the proposed Merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date of Citi’s opinion, having acted as financial advisor in connection with the acquisition by affiliates of L3Harris of Viasat, Inc.’s Tactical Data Links product line (the “Viasat Acquisition”), as joint underwriter in connection with the issuance of certain notes and as lender in connection with certain loans. For the services described above for L3Harris and its affiliates, Citi and its affiliates received, during the two-year period prior to the date of Citi’s opinion, aggregate fees of approximately $0.3 million. Subsequent to the date of Citi’s opinion, the Viasat Acquisition closed, and Citi received aggregate fees of approximately $12.0 million for its engagement on behalf of L3Harris and its affiliates.

The last full paragraph on page 49 under the heading “The Merger—Opinion of Evercore Group L.L.C.—Discounted Cash Flow Analysis” is amended and restated as follows:

Evercore performed a discounted cash flow analysis of Aerojet Rocketdyne to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Aerojet Rocketdyne was forecasted to generate during Aerojet Rocketdyne’s fiscal years 2023 through 2031 based on the Projections. For purposes of this analysis, the projected cash flows provided by Aerojet Rocketdyne’s management were adjusted with management’s approval to exclude the impact of cash pension contributions net of reimbursements, net environmental remediation cash flows and real estate cash flows (collectively, the “additional cash flow items”).

The additional cash flow items were excluded from the projected cash flows on the basis that they are significant items that Aerojet Rocketdyne’s management believes are non-perpetual. The impact of cash pension contributions net of reimbursements and net environmental remediation cash flows were reflected as liabilities on Aerojet Rocketdyne’s balance sheet, and the real estate cash flows were reflected as an asset. Evercore calculated terminal values for Aerojet Rocketdyne by applying perpetuity growth rates of 2.0% to 3.0%, which range was selected based on Evercore’s professional judgment and experience, taking into account the Projections, to a terminal year estimate of the unlevered, after-tax free cash flows that Aerojet Rocketdyne was forecasted to generate based on the Projections. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2022 using discount rates ranging from 8.75% to 9.75%, which were based on an estimate of Aerojet Rocketdyne’s weighted average cost of capital, and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, Aerojet Rocketdyne’s net debt as of September 30, 2022 of approximately negative $107 million (calculated as total debt (net of unamortized deferred financing costs), less cash and marketable securities (excluding restricted cash and adjusted for stock appreciation rights exercised through December 15, 2022, and for cash settlement of outstanding stock appreciation rights as of December 15, 2022, per Aerojet Rocketdyne’s management) and net environmental remediation liability position resulting from government and other reimbursements, in each case, as of September 30, 2022, as reported in Aerojet Rocketdyne’s financial statements, plus Aerojet Rocketdyne’s present value of forecast cash contributions to fund pension liabilities, net of federal government reimbursement for certain pension expenses, for fiscal years 2023 through 2031, as reflected in the Projections, and less Aerojet Rocketdyne’s value of real estate held for entitlement and leasing as of September 30, 2022 as reflected in Aerojet Rocketdyne’s financial statements) and the number of fully diluted shares of Aerojet Rocketdyne Common Stock of approximately 82.1 million shares as of December 15, 2022 as provided by Aerojet Rocketdyne’s management, this analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $51.00 to $65.50, as compared to the consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.

The fourth full paragraph on page 50 under the heading “The Merger—Opinion of Evercore Group L.L.C.—Selected Public Company Trading Analysis” is amended and restated as follows:

Based on these ranges of implied enterprise values, Aerojet Rocketdyne’s net debt as of September 30, 2022 of approximately negative $107 million (calculated as total debt (net of unamortized deferred financing costs), less cash and marketable securities (excluding restricted cash and adjusted for stock appreciation rights exercised through December 15, 2022, and for cash settlement of outstanding stock appreciation rights as of December 15, 2022, per Aerojet Rocketdyne’s management), and net environmental liability position resulting from government and other reimbursements, plus Aerojet Rocketdyne’s after-tax unfunded pension and OPEB liabilities as of December 31, 2021, and less Aerojet Rocketdyne’s value of real estate held for entitlement and leasing as of September 30, 2022, in each case, as reported in Aerojet Rocketdyne’s financial statements)~~,~~ and the number of fully diluted shares of Aerojet Rocketdyne Common Stock of approximately 82.1 million shares as of December 15, 2022, in each case as provided by Aerojet Rocketdyne’s management, this analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $44.50 to $53.50, compared to the consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.

The last paragraph on page 51 leading into page 52 under the heading “The Merger—Opinion of Evercore Group L.L.C.—Selected Transactions Analysis” is amended and restated as follows:

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Adjusted EBITDA multiples of 13.0x to 16.0x and applied this range of multiples to Aerojet Rocketdyne’s LTM Adjusted EBITDA as of September 30, 2022 based on Aerojet Rocketdyne’s financial statements and to Aerojet Rocketdyne’s estimated

2022 Adjusted EBITDA based on the Projections. Based on this range of implied enterprise values, Aerojet Rocketdyne’s net debt as of September 30, 2022 of approximately negative $107 million (calculated as total debt (net of unamortized deferred financing costs), less cash and marketable securities (excluding restricted cash and adjusted for stock appreciation rights exercised through December 15, 2022, and for cash settlement of outstanding stock appreciation rights as of December 15, 2022, per Aerojet Rocketdyne’s management) and net environmental liability position resulting from government and other reimbursements as of September 30, 2022, plus Aerojet Rocketdyne’s after-tax unfunded pension and OPEB liabilities as of December 31, 2021, and less Aerojet Rocketdyne’s value of real estate held for entitlement and leasing as of September 30, 2022, in each case, as reflected in Aerojet Rocketdyne’s financial statements), and the number of fully diluted shares of Aerojet Rocketdyne Common Stock of approximately 82.1 million as of December 15, 2022 as provided by Aerojet Rocketdyne’s management, this analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $47.75 to $58.50 and $51.00 to $62.50, respectively, compared to the consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.

The first sentence of the second full paragraph and the first financial data table on page 56 under the heading “Certain Aerojet Rocketdyne Unaudited Prospective Financial Information—Projections” are amended and restated as follows:

The following is a summary of the unaudited Aerojet Rocketdyne prospective financial information for fiscal years 2022 through 2031, and the terminal year, that was prepared by the Company’s management.

	Year Ending December 31,
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	Terminal Year
	($ in millions)
Total Revenue	$2,303	$2,453	$2,644	$2,824	$3,253	$3,343	$3,487	$3,602	$3,713	$3,866	$3,866
EBITDA and Unlevered Free Cash Flow (and computations thereof):(1)(2)
Operating Income	$261	$310	$335	$365	$440	$440	$460	$470	$489	$506	$506

Depreciation and Amortization	$58	$58	$59	$58	$59	$62	$65	$67	$69	$72	$72

EBITDA(1)	$320	$368	$394	$423	$499	$502	$525	$537	$558	$578	$578
Capital Expenditures	$(47)	$(50)	$(53)	$(56)	$(64)	$(67)	$(70)	$(72)	$(74)	$(77)	$(77)

Taxes	$(84)	$(113)	$(109)	$(116)	$(126)	$(120)	$(125)	$(127)	$(132)	$(137)	$(137)

Changes in Working Capital	$(198)	$(158)	$(73)	$131	$(24)	$(58)	$(12)	$(10)	$(10)	$(12)	$(12)

Pension and Other Postemployment Benefits Contributions, Net	$(20)	$(4)	$(20)	$(20)	$(19)	$(17)	$(14)	$(10)	$(7)	$(2)	$(2)

Stock-Based Compensation	$17	$16	$17	$18	$18	$17	$17	$17	$17	$17	$17

Other, Net	$(14)	$4	$3	$21	$3	$22	$25	$26	$30	$33	$33

Unlevered Free Cash Flow(2)	$(26)	$63	$158	$401	$287	$279	$347	$361	$382	$400	$400

(1)

EBITDA is defined as operating income plus depreciation and amortization. EBITDA is not a GAAP financial measure as it includes amounts not included in operating income, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.

(2)

Unlevered Free Cash Flow is defined as EBITDA minus capital expenditures and taxes, and adjusted for changes in working capital and estimated pension and other postemployment benefits contributions, net, stock-based compensation and other net adjustments. Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.

The first sentence of the first full paragraph and the first financial data table on page 57 under the heading “Certain Aerojet Rocketdyne Unaudited Prospective Financial Information—Projections” are amended and restated as follows:

Citi and Evercore Adjustments in Respect of the Projections. The following table sets forth for fiscal years 2022 through 2031, and the terminal year, the estimated amounts of the Adjusted EBITDA and Adjusted Unlevered Free Cash Flow of Aerojet Rocketdyne, as calculated by Citi and Evercore in respect of, and based on information included in, the Projections provided by Aerojet Rocketdyne management for purposes of (and as approved by Aerojet Rocketdyne management for use by Citi and Evercore in connection with) Citi and Evercore’s financial analyses and opinions described in the section of this proxy statement entitled “The Merger—Opinion of Citigroup Global Markets Inc.” and “The Merger—Opinion of Evercore Group L.L.C.”, respectively (amounts may reflect rounding):

	Year Ending December 31,
	2022E(1)	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	Terminal Year
	($ in millions)
EBITDA(2)	$320	$368	$394	$423	$499	$502	$525	$537	$558	$578	$578

EBITDA Attributable to Real Estate Segment	$(10)	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1

(Income)/Expense Related to Remeasurement of Net Environmental Remediation Asset/Liability	$4	$5	$3	$21	$3	$3	$3	$3	$3	$3	$3

Adjusted EBITDA(3)	$314	$374	$398	$445	$502	$506	$529	$541	$563	$582	$582
Cost Accounting Standards Recoveries	$(37)	$(33)	$(28)	$(17)	$(1)	–	–	–	–	–	–

Capital Expenditures	$(47)	$(50)	$(53)	$(56)	$(64)	$(67)	$(70)	$(72)	$(74)	$(77)	$(77)

Cash Taxes	$(57)	$(74)	$(82)	$(97)	$(116)	$(116)	$(122)	$(124)	$(129)	$(134)	$(132)

Changes in Net Working Capital	$(198)	$(158)	$(73)	$131	$(24)	$(58)	$(12)	$(10)	$(10)	$(12)	$(8)

Other	$(20)	$6	$4	$2	$2	$20	$24	$25	$28	$31	$33

Adjusted Unlevered Free Cash Flow(4)	$(45)	$64	$167	$409	$300	$285	$350	$360	$378	$391	$398

(1)

Amounts for year ending December 31, 2022 were calculated by Citi only in respect of, and based on information included in, the Projections provided by Aerojet Rocketdyne management and approved by Aerojet Rocketdyne management for use by Citi in connection with its financial analyses and opinion.

(2)	Reflects EBITDA as noted in the first table under this section of the proxy statement captioned “Certain Aerojet Rocketdyne Unaudited Prospective Financial Information – Projections.”
(3)

Adjusted EBITDA refers to EBITDA excluding EBITDA attributable to Aerojet Rocketdyne real estate segment and (income)/expense related to re-measurement of net environmental remediation asset/liability. Adjusted EBITDA is not a GAAP financial measure as it includes amounts not included in operating income, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.

(4)

Adjusted Unlevered Free Cash Flow is defined as Adjusted EBITDA less Cost Accounting Standards recoveries, less capital expenditures, less cash taxes, less changes in net working capital and adjusted for other operating adjustments. Adjusted Unlevered Free Cash Flow excludes cash flows associated with Aerojet Rocketdyne real estate segment, cash pension and other postemployment benefits contribution payments, and cash flows associated with environmental liabilities. Adjusted Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.

Additional Information and Where to Find It

In connection with the proposed transaction with L3Harris Technologies, Inc. (“L3Harris”), Aerojet Rocketdyne Holdings, Inc. (the “Company”) has filed and will file relevant materials with the Securities and Exchange Commission (the “SEC”). On February 13, 2023, the Company filed with the SEC a definitive proxy statement on Schedule 14A. The Company’s stockholders are urged to read the proxy statement (a definitive filing of which has been made with the SEC) (including any amendments or supplements thereto) and other relevant documents in connection with the proposed transaction when available because they will contain important information about the proposed transaction. Once filed with the SEC, a copy of the proxy statement and other relevant documents will be available on the SEC’s website at http://www.sec.gov. In addition, you may obtain free copies of the proxy statement (a definitive filing of which has been made with the SEC) and the other documents filed by the Company with the SEC by requesting them in writing from Aerojet Rocketdyne Holdings, Inc., Attn: Corporate Secretary, 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245, telephone: (310) 252-8100, or from the Investor Relations section of the Company’s website at http://rocket.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction can be found in the Company’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2021 and Annual Report on Form 10-K for the year ended December 31, 2022, which are filed with the SEC. You can obtain free copies of these documents on the SEC’s website or from the Company’s website. Stockholders will be able to obtain additional information regarding the Company’s directors and executive officers, including their interests, by reading the Company’s definitive proxy statement, which was filed with the SEC on February 13, 2023, and other relevant documents that the Company will file with the SEC when they become available. Free copies of the definitive proxy statement and such other documents filed by the Company with the SEC may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including, among other things, statements regarding the proposed transaction and the expected benefits and anticipated timing of the proposed transaction. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from the results reflected in these forward-looking statements.

Such factors include risks and uncertainties specific to this transaction, including, but not limited to, uncertainties as to the timing of the consummation of the transaction or whether it will be consummated at all (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the transaction), adverse effects on the market price of the Company’s common stock and on the Company’s operating results if the transaction is not consummated for any reason, failure by the parties to successfully integrate their respective businesses, processes and systems in a timely and cost-effective manner, significant transaction costs, unknown liabilities, the success of the Company’s business following the transaction, potential litigation relating to the transaction, general economic and business conditions that affect the Company following the transaction, and other economic, business, competitive and/or regulatory factors affecting the proposed transaction.

In addition to the factors mentioned above, factors relating to future financial operating results that could cause actual results to differ materially from those described herein include, but are not limited to: the ongoing effects of the COVID-19 pandemic; reductions, delays or changes in U.S. government spending; cancellation or material modification of one or more significant contracts; a significant decrease in the demand for the products the Company offers as a result of changing economic or geopolitical conditions or other factors; failure to secure contracts; actions by competitors offering similar products; regulatory, legislative and technological developments that may affect the demand for or costs of the Company’s products; and other factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed on February 18, 2022 and Quarterly Report on Form 10-Q filed on November 1, 2022, which are on file with the SEC, and in the Company’s subsequent SEC filings.

These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature, and investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any of the forward-looking information included in this communication, whether as a result of new information, future events, changed expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

By:	/s/ Joseph E. Chontos
Name:	Joseph E. Chontos
Title:	Vice President, General Counsel and Corporate Secretary

Dated: March 8, 2023